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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 28, 2005

                               ERF Wireless, Inc.
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             (Exact name of registrant as specified in its charter)

         Nevada                        000-27467              76-0196431
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(State or other jurisdiction          (Commission            (IRS Employer
     of incorporation)                File Number)           Identification No.)

2911 South Shore Boulevard, Suite 100, League City, Texas                77573
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       (Address of principal executive offices)                       (Zip Code)

Registrant's telephone number, including area code (281) 538-2101
                                                   --------------

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         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 5.02 Departure of Directors or Principal Officers; Election of Directors;
Appointment of Principal Officers

         (d)(1) On January 28, 2005, ERF Wireless, Inc., (the "Company") appointed Dr. Bartus H. Batson to its Board of Directors to serve until the next annual meeting of the stockholders.

         (2) The Company currently compensates directors for their services as directors with 2,000 shares of common stock for each regularly scheduled Board of Directors Meeting. In addition a fee of 1,000 shares of common stock is paid to all directors for each special telephone Board Meeting called by the Chairman of the Board. In addition, each director receives options to purchase 25,000 shares of common stock at 115% of the Company's common stock closing stock price on the day that the Director officially becomes a Director and annually thereafter provided that the Director remains a Director on the anniversary date.

         (3) Dr. Batson will serve on the audit committee with Dr. H. Dean Cubley, the Chairman and audit committee financial expert. The Company's board has determined that Dr. Batson and Dr. Cubley will meet the definition of independence under Item 401(h) of Regulation S-K and Item 7(d)(3)(iv) of
Schedule 14A of the Exchange Act applicable for registrants whose securities are listed on the New York Stock Exchange, American Stock Exchange or quoted on Nasdaq.

         (4) Dr. Bartus H. Batson (age 62) has served as president, chief executive officer and chairman of X-Analog Communications, Inc., since March 1992. Prior to that, Dr. Batson served as president of X-Analog's predecessor company, CADSA, Inc. Dr. Batson has over 40 years of experience in all fields of telecommunications with a major focus in satellite communications and wireless systems. Dr. Batson received the B.S. degree in electrical engineering from Arlington State College (now the University of Texas at Arlington) in 1963 and the M.S. and Ph.D. degrees in electrical engineering from the University of Houston in 1967 and 1972, respectively. In 1963, he joined the NASA Manned Spacecraft Center (now the Lyndon B. Johnson Space Center) in Houston, Texas, and worked in Flight Operations and Analysis on Guidance, Navigation and Command Systems for the Gemini Program. From 1964 to 1968, he served in the U. S. Army as an electronics instructor in the Artillery and Missile School at Fort Sill, Oklahoma. In 1966, he returned to the Manned Spacecraft Center and worked until 1983 on a wide variety of problems pertaining to statistical communication theory as applied to communications systems for manned spaceflight programs, including Apollo, Apollo-Soyuz, Skylab, and Space Shuttle. He personally developed the conceptual designs for the Space Shuttle S-band and Ku-band communications systems, which incorporated several state-of-the-art advances in the areas of modulation, coding, synchronization, and spread spectrum, at data rates of up to 50 Mbps. As Manager of the Systems Analysis Office of the Tracking and Communications Division, he was responsible for communications, tracking, instrumentation, and data systems engineering and analysis for the entire Space Shuttle Program. In 1980, while still at NASA, Dr. Batson founded X-Analog's predecessor company, CADSA, Inc., which was originally a consulting company specializing in satellite communications and voice/data/video applications. In 1983, he resigned from NASA to devote full time to CADSA. During the period from 1983 to the present time, CADSA and later X-Analog has become a diversified telecommunications company, providing a wide range of products and services. Dr. Batson was heavily involved in the design and implementation of the USCI (United Satellite Communications, Inc.) video network, which was the first operational DBS (direct broadcast satellite) system. His contributions to USCI included extensive analysis efforts and preparation of the technical portions of several FCC filings, responses, etc., that eventually resulted in regulatory approval of the use of medium-power FSS (fixed satellite service) satellites for provision of DBS services to the home consumer market. He also participated in the design of the STARLOK video


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scrambling system that was developed by General Instruments for USCI. Another significant project directed by Dr. Batson was the total engineering effort associated with the design, development, implementation, testing, maintenance, and operations of all elements of TI-IN Network, a provider of satellite-based interactive (one-way video/data, two-way audio/data) educational programming. As part of this project, Dr. Batson directed the design, development, and manufacturing of several specialized microprocessor-based equipment items which provided various features such as wireless keypad data response from remote classrooms; customized, automated audio talkback; and addressable hardcopy distribution. One of the most significant projects which Dr. Batson has been responsible for is the design and implementation of a digital video compression system for NTU (National Technological University) that replaced their satellite-based analog system. Dr. Batson was responsible for the design, development, integration/test, and initial manufacturing efforts associated with this project. Dr. Batson has been an adjunct member of the faculties of Rice University and the University of Houston, where he taught graduate courses in space communications, digital communications, statistical communications theory, information theory, estimation theory, and coding theory. He has also developed and taught numerous short courses on topics such as speech processing, video processing, spread spectrum communications, data communications, digital communications, satellite communications, space communications and navigation, and systems engineering. He is a senior member of the IEEE and is a past chairman of the Satellite and Space Communications Committee of the IEEE Communications Society. He served for several years as Editor for Satellite and Space Communications for the IEEE Transactions on Communications and was guest editor of a special issue of the Transactions dealing with Space Shuttle Communications and Tracking. He was Program Chairman of the National Telecommunications Conference (NTC '80) held in Houston in December 1980 and General Chairman of the National Telesystems Conference (NTC '82) held in Galveston, Texas, in 1982. He has also been active in the Instrument Society of America, having served as Director of the Telemetry Division. He is a member of Sigma Xi and Phi Kappa Phi and is a Registered Professional Engineer in the State of Texas. Dr. Batson has published more than fifty papers in practically all areas of communications.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 14, 2005
                                /s/ R. Greg Smith
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                                R. Greg Smith
                                Chief Executive Officer


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